UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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DYNAVAX TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100

Berkeley, California 94710

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On July 31, 2017

Dear Stockholder:

Notice is hereby given that a Special Meeting of Stockholders of Dynavax Technologies Corporation, a Delaware corporation (the “Company”), will be held on July 31, 2017 at 9:00 a.m. local time at the Company’s executive offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710. The Company is conducting this Special Meeting for the following purposes:

1.	To approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 69,500,000 to 139,000,000.

2.	To authorize an adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Proposal 1; and

3.	To transact any other business that may be properly brought before the meeting or any continuation, adjournment or postponement thereof.

As discussed in the proxy statement accompanying this notice, stockholders are being asked to re-approve the amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended, (the “June Amendment”), which was approved at our 2017 Annual Meeting of Stockholders held on June 2, 2017 (the “Prior Approval”). While we believe the Prior Approval was properly obtained, there may be uncertainty with respect to the validity or effectiveness of the Prior Approval. Specifically, certain shares of common stock held through brokers/nominees with respect to which no voting instructions were provided, were voted by the broker/nominee in favor of the June Amendment in accordance with the rules of the New York Stock Exchange. Certain statements in the Company’s definitive proxy statement for the Company’s 2017 Annual Meeting of Stockholders were inconsistent with the treatment of the brokers/nominee votes. The Company corrected this inconsistency by supplemental disclosure on a Current Report on Form 8-K prior to the 2017 Annual Meeting of Stockholders following which the matter received the Prior Approval, but there remains uncertainty with respect to the validity or effectiveness of the Prior Approval. We are resubmitting this same proposal to our shareholders in order to avoid any uncertainty. In resubmitting this proposal to our stockholders at this upcoming meeting, if approved, the effect of this amendment will be to replace the June Amendment and increase, as in the June amendment which received Prior Approval, the authorized number of shares of common stock from 69,500,000 to 139,000,000.

The record date for the Special Meeting is June 30, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held at 9:00 a.m., Pacific Time, on July 31, 2017 at 2929 Seventh Street, Suite 100, Berkeley, California 94710.

The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors /s/ Steven N. Gersten
Steven N. Gersten
Secretary

Berkeley, California

July 10 , 2017

You are cordially invited to attend the meeting in person. Your vote is important, regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100

Berkeley, California 94710

PROXY STATEMENT

FOR A SPECIAL MEETING OF STOCKHOLDERS

July 31, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We delivered these proxy materials to you because the Board of Directors of Dynavax Technologies Corporation (sometimes referred to as “we,” the “Company” or “Dynavax”) is soliciting your proxy to vote at a Special Meeting of Stockholders, including at any continuations, adjournments or postponements of the meeting. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail these proxy materials on or about July 12, 2017 to all stockholders of record entitled to vote at the Special Meeting.

How do I attend the Special Meeting?

The meeting will be held on July 31, 2017 at 9:00 a.m., California time at the Company’s executive offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710. Directions to the Special Meeting may be found at http://www.dynavax.com/contact. Information on how to vote in person at the Special Meeting is discussed below.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on June 30, 2017 will be entitled to vote at the Special Meeting. On this record date, there were 54,747,656 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on June 30, 2017 your shares were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on June 30, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

We are asking you to vote on two (2) proposals:

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Proposal 1: To approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 69,500,000 to 139,000,000 shares.

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Proposal 2: To approve the continuation, adjournment or postponement of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1 (this proposal is referred to as the “Adjournment Proposal”).

Why are we proposing to increase the authorized number of shares of common stock pursuant to Proposal 1?

We desire to have additional shares available to provide additional flexibility to use our capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding our business or product candidates through the acquisition of other businesses or products; and other purposes related to our business. The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management.

Why are we seeking stockholder approval of the increase in the authorized number of shares of common stock in Proposal 1?

Section 242 of the Delaware General Corporation Law requires stockholder approval of an amendment to our certificate of incorporation, which is required in order to increase the authorized number of shares of our common stock. As discussed above, a substantially similar amendment (the “June Amendment”) was approved at our 2017 Annual Meeting of Stockholders held on June 2, 2017 (the “Prior Approval”). While we believe the Prior Approval was properly obtained, there may be uncertainty with respect to the validity or effectiveness of the Prior Approval. Specifically, certain shares of common stock held through brokers/nominees and with respect to which the beneficial owner had not provided the broker/nominee with voting instructions, were voted by the broker/nominee in favor of the June Amendment in accordance with the rules of the New York Stock Exchange. Certain statements explaining the voting standard made in the Company’s definitive proxy statement for the Company’s 2017 Annual Meeting of Stockholders were inconsistent with this and, therefore, we are seeking stockholder re-approval of this amendment.

What happens if the increase in the authorized number of shares of common stock in Proposal 1 is approved?

If the increase in the authorized number of shares of our common stock is approved, we will file a Certificate of Amendment to our Sixth Amended and Restated Certificate of Incorporation, as amended, which will supersede the Certificate of Amendment filed with the Secretary of the State of Delaware on June 2, 2017 and confirm the increase in our authorized number of shares of common stock from 69,500,000 shares to 139,000,000 shares.

What happens if the increase in the authorized number of shares of common stock in Proposal 1 is not approved?

If the increase in the authorized number of shares of our common stock is not approved, we will plan to promptly undertake steps to reduce the outstanding authorized common stock to 69,500,000 shares, the total prior to time the Certificate of Amendment was filed with the Secretary of State of Delaware on June 2, 2017. Our ability to use our capital stock for business and financial purposes may be limited and we may lose the flexibility to operate our business optimally, including a potential inability to fund our business and operations in accordance with our strategic plans.

How do I vote?

For each of the matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Special Meeting and we will give you a ballot when you arrive. Directions to the Special Meeting location are available at http://www.dynavax.com/contact.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

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To vote using the telephone, simply follow the instructions on the enclosed proxy card. Voting by telephone has the same effect as voting by mail. If you vote by telephone, do not return your proxy card by mail. You may vote by telephone until 11:59 p.m., Eastern Daylight Time, July 30, 2017.

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To vote using the internet, simply follow the instructions on the enclosed proxy card. If you vote by using the internet, do not return your proxy card by mail. You may vote by using the internet until 11:59 p.m., Eastern Daylight Time, July 30, 2017.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Dynavax. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form. Brokers and nominees are able to use their discretion to vote “unrestricted” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Typically, when brokers vote on “routine” matters, they vote in favor of the matter. We believe that both proposals are “routine” matters. Thus, brokers and nominees may vote on each of the two proposals for which we seek approval, without first receiving your instructions to do so.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of June 30, 2017.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” the approval of the amendment to our Sixth Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of our common stock (the “Proposal 1”) and “For” an adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Proposal 1.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have also retained Alliance Advisors LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $10,000, plus reimbursement of expenses.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Dynavax’s Secretary at 2929 Seventh Street, Suite 100, Berkeley, California 94710.

•	You may attend the Special Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes, if any. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.

What are “broker non-votes” and what is their effect on the vote?

Broker non-votes occur when a beneficial owner of shares held in “street name” fails to provide instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” If the beneficial owner does not provide voting instructions, the broker or nominee cannot vote the shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. Typically, when brokers are able to vote the shares, they vote in favor of the matter. We believe both proposals are “routine” matters and, as a result, we do not expect there to be any broker non-votes.

As long as one of the matters is deemed to be a “routine” matter, proxies reflecting broker non-votes (if any) will be counted towards the quorum requirement.

Whether a matter is “routine” or not is ultimately up to the New York Stock Exchange, and the New York Stock Exchange may make a determination that is different from what we believe to be the case. If that occurs, brokers may be able to vote your shares on matters we believe to be not routine, or not vote your shares on matters that we believe to be routine. Accordingly, we strongly encourage you to submit your proxy and exercise your right to vote as a stockholder to insure that your shares are voted in the manner in which you want them to be voted.

How many votes are needed to approve each proposal?

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Proposal 1, to approve the amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 69,500,000 to 139,000,000 shares, must receive “For” votes from the holders of a majority of the Company’s outstanding shares entitled to vote. If you are a stockholder of record and you fail to return your proxy card or to vote at all using the telephone or internet, it will have the same effect as an “Against” vote. If you are a stockholder of record and return a signed and dated proxy card without providing specific voting instructions on Proposal 1, or do not specify your vote on Proposal 1 when voting using the telephone or internet, your shares will be voted “For” Proposal 1 in accordance with the recommendations of Dynavax’s Board of Directors. Abstentions will have the same effect as “Against” votes.

We believe that Proposal 1 is deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on Proposal 1, your broker or nominee will have the discretion to vote your shares on Proposal 1. Accordingly, if you fail to provide voting instructions to your broker or nominee, your broker or nominee can vote your shares on Proposal 1 in a manner that is contrary to what you intend. For example, if you are against the approval of Proposal 1 but you do not provide any voting instructions to your broker, your broker can nonetheless vote your shares “For” Proposal 1. While we do not expect any broker non-votes on Proposal 1, if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the same effect as an “Against” vote. If you are a beneficial owner of shares registered in the name of your broker or other nominee, we strongly encourage you to provide voting instructions to the broker or nominee that holds your shares to ensure that your shares are voted in the manner in which you want them to be voted.

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Proposal 2, to approve the continuation, adjournment or postponement of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1, must receive “For” votes from the holders of a majority of the voting power represented at the Special Meeting, if a quorum of stockholders is achieved. If you are a stockholder of record and you return your signed and dated proxy card without providing specific voting instructions on Proposal 2, or do not specify your vote on Proposal 2 when voting using the telephone or internet, your shares will be voted “For” Proposal 2 in accordance with the recommendations of Dynavax’s Board of Directors. If you are a stockholder of record and you fail to return your proxy card, or to vote at all using the telephone or internet, it will have no effect.

We believe that Proposal 2 is deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on Proposal 2, your broker or nominee will have the discretion to vote your shares on Proposal 2. If you return your proxy and select “Abstain,” it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 54,747,656 shares outstanding and entitled to vote. Thus, the holders of at least 27,373,829 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power represented at the meeting may adjourn the meeting to another date.

How does Dynavax’s Board of Directors recommend that I vote?

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After careful consideration, our Board of Directors has approved the amendment to our Sixth Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock, and has determined that such action is advisable and in the best interests of Dynavax and our stockholders. Accordingly, our Board of Directors recommends that Dynavax stockholders vote “For” Proposal 1.

•

After careful consideration, our Board of Directors has determined that Proposal 2 regarding adjournment to solicit additional proxies is advisable and in the best interests of Dynavax and our stockholders. Accordingly, our Board of Directors recommends that Dynavax stockholders vote “For” Proposal 2.

Am I entitled to appraisal rights?

Under Delaware law, Dynavax stockholders are not entitled to appraisal rights in connection with the transactions described in this proxy statement.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement is available at http://investors.dynavax.com/annuals-proxies.cfm.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2017 to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2929 Seventh Street, Suite 100, Berkeley, California 94710. However, if our 2018 Annual Meeting of Stockholders is not held between May 1, 2018, and June 30, 2018, then the deadline will be a reasonable time before we begin to print and send our proxy materials. If you wish to submit a proposal (including a director nomination) that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than April 1, 2018, and no earlier than March 2, 2018.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO THE SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF

COMMON STOCK FROM 69,500,000 TO 139,000,000

The Board is requesting stockholder approval of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to increase the authorized number of the Company’s shares of common stock from 69,500,000 to 139,000,000 shares (the “Charter Amendment”). This description is qualified by the full text of the Charter Amendment that is attached as Appendix A to this proxy statement.

Background

At our 2017 Annual Meeting of Stockholders held on June 2, 2017, we sought stockholder approval of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended, to the increase the authorized number of shares of common stock from 69,500,000 to 139,000,000 (the “Prior Proposal”).

At our 2017 Annual Meeting of Stockholders, our inspector of elections determined that the Prior Proposal received the requisite stockholder approval and certified that the Prior Proposal passed. As part of this determination, votes cast by brokers/nominees without instruction from the beneficial owners of certain of our outstanding shares were counted in favor of the Prior Proposal in accordance with the rules of the New York Stock Exchange that govern how brokers may cast such votes. Certain statements made in the definitive proxy statement for the 2017 Annual Meeting of Stockholders, which was filed on Schedule 14A with the SEC on April 21, 2017 (the “2017 Proxy Statement”), were inconsistent with this approach. The 2017 Proxy Statement stated that brokers/nominees would not have discretion to vote for the proposal to approve the Prior Proposal without instruction, and that broker non-votes would be counted “against” the proposal. We supplemented the 2017 Proxy Statement in a filing on a Current Report on Form 8-K on May 30, 2017 in order to clarify the voting requirements and adjourned our 2017 Annual Meeting of Stockholders to allow our beneficial owners to instruct their broker, bank, or other agent how to vote their shares, and confirmed that brokers and nominees can use their discretion to vote “uninstructed” (the “Supplemental Disclosure”).

Our independent inspector of elections for the 2017 Annual Meeting of Stockholders certified that the Prior Proposal passed. We subsequently filed a Certificate of Amendment with the Secretary of State of the State of Delaware on June 2, 2017. Notwithstanding the Supplemental Disclosure, the Board of Directors, in consultation with counsel, has determined that the description of the authority of brokers and nominees to vote, including the voting standard with respect to any of such votes, on the Prior Proposal without instruction in the original 2017 Proxy Statement may create some uncertainty as to the effect of the vote obtained at the 2017 Annual Meeting of Stockholders. As a result, the Board of Directors has determined that it is in the best interests of the Company and our stockholders to ask our stockholders to approve the Charter Amendment again at this Special Meeting in order to eliminate any uncertainty related to the effectiveness of these corporate acts.

Proposal

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Stockholders have no preemptive rights to acquire shares of common stock issued by the Company under its Charter. This means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. The issuance of additional shares of our common stock, or the perception that additional shares may be issued, may adversely affect the market price of our common stock. The additional shares of common stock authorized by the approval of this Proposal 1 could be issued by our Board without further vote of our stockholders except as may be required in particular cases by our Charter, applicable law, regulatory agencies or the rules of the NASDAQ Stock Market.

In addition to the 54,747,656 shares of common stock outstanding on June 30, 2017, there were:

•	132,874 shares of common stock reserved for future issuance under the Company’s 2004 Stock Incentive Plan;

•	11,950 shares of common stock reserved for future issuance under the Company’s 2010 Employment Inducement Plan;

•	1,852,195 shares of common stock reserved for future issuance under the Company’s Amended 2011 Equity Incentive Plan; and

•	137,865 shares of common stock reserved for future issuance under the Company’s Amended and Restated 2014 Employee Stock Purchase Plan.

Additionally, as of June 30, 2017, no shares of preferred stock were outstanding.

We have financed our operations and internal growth primarily through public offerings and private placements of our common stock and funding from collaborations and government grants. We do not currently have any commitments for future external funding and, until we can generate a sufficient amount of product revenue, which we may never do, we expect to finance future cash needs through one or more of the following: public or private equity offerings; debt financings; collaboration and licensing arrangements, which often involve the possibility of an equity investment; and interest income earned on the investment of our cash and short-term investments.

Although the Board has no immediate plans to issue the additional shares of common stock it desires to have the shares available to provide additional flexibility to use its common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers, directors, consultants and/or advisors; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes. For example, we will need to raise substantial additional funds to, among other things, finance our operations, clinical trials and the initial commercial activities for our product HEPLISAV-B™, if it is approved. In addition, in view of the recently reported positive results in our lead oncology program, we anticipate we will continue to require additional capital to conduct later stage clinical trials. Thus, we will need to obtain significant amounts of additional capital and the additional shares may be used for a financing if we have an appropriate opportunity. Although we may pursue other sources of funding, such as corporate collaborations and partnerships, if we are not successful with these efforts or if our Board otherwise determines that a financing through issuing additional shares is attractive, we want to be in a position to act quickly depending on market conditions. If this Proposal 1 is not approved by our stockholders, it is possible that financing alternatives for the Company may be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and clinical and scientific personnel, and if this Proposal 1 is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities the Compensation Committee of our Board deems appropriate could adversely impact our ability to achieve these goals.

If our stockholders do not approve this Proposal 1, we will plan to promptly undertake steps to reduce the outstanding authorized common stock to 69,500,000 shares, the total prior to the time the Certificate of Amendment was filed with the Secretary of State of Delaware on June 2, 2017. As a result, we may not be able to access the capital markets; complete corporate collaborations or partnerships; attract, retain and motivate employees; or pursue other business opportunities integral to our growth and success.

Our Board believes that the proposed increase in authorized common stock will make sufficient shares available to provide the additional flexibility necessary to pursue our strategic objectives. Over the past several years, flexibility has allowed us to pursue a number of strategic and financing transactions. For example, in 2015, we issued an aggregate of 7,352,712 shares of our common stock in an underwritten public offering and through an At The Market Agreement for gross proceeds of approximately $194 million to fund clinical development and other research and development activities and for working capital and general corporate purposes. As of June 15, 2017, we have sold 15,997,202 shares of our common stock through an At The Market Agreement for net proceeds of approximately $88.2 million. Unless our stockholders approve this Proposal 1, we will not have sufficient unissued and unreserved authorized shares of common stock to engage in similar transactions or to meet exigent needs to implement new or revised equity compensation arrangements in the future.

The proposed amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock could, under certain circumstances, have an anti-takeover effect. The additional shares of common stock that would become available for issuance if this Proposal 1 is approved could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management of the Company. For example, pursuant to our current Rights Agreement, dated November 5, 2008, between the Company and Mellon Investor Services LLC under certain circumstances related to an acquisition of shares via a tender or exchange offer whereby a person becomes the beneficial owner of 20% or more of our common stock in a transaction not approved by the Board, Preferred Shares could be issued to our current stockholders upon the exercise of the Rights. Additionally, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this Proposal 1 could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If this Proposal 1 is approved, we will file a Certificate of Amendment to our Sixth Amended and Restated Certificate of Incorporation, as amended, which will supersede the Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 2, 2017 and confirm the increase of our authorized number of shares of common stock from 69,500,000 shares to 139,000,000 shares. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Charter with the Secretary of State of the State of Delaware and the authorized shares would be available for issuance. No further stockholder authorization would be required prior to the issuance of such shares by the Company, except where stockholder approval is required under Delaware corporate law or NASDAQ rules.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders, cast either in person or by proxy, of a majority of the outstanding shares will be required to approve this Proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 1.

PROPOSAL 2

AUTHORIZATION TO ADJOURN THE SPECIAL MEETING

General

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1, or if there are insufficient votes to constitute a quorum, our proxy holders may move to continue, adjourn or postpone the Special Meeting at that time in order to enable the our board of directors to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 1. If our stockholders approve this proposal, we could continue, adjourn or postpone the Special Meeting and any continued, adjourned or postponed session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1, we could continue, adjourn or postpone the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary to continue, adjourn or postpone the Special Meeting, no notice of the continued, adjourned or postponed meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is continued, adjourned or postponed, so long as the meeting is continued, adjourned or postponed for 30 days or less and no new record date is fixed for the continued, adjourned or postponed meeting. At the continued, adjourned or postponed meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required; Recommendation of the Board of Directors

Approval of the Adjournment Proposal requires “FOR” votes from the holders of a majority of the voting power represented at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of June 15, 2017 by: (i) each director; (ii) the NEOs; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Name and Address of Beneficial Holder	Number of Shares(2)	Percent of Shares Beneficially Owned(3)
5% Stockholders:

Federated Investors, Inc.(4)	3,619,173	6.61%
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779

NEOs and Directors(1)
Eddie Gray(5)	663,071	1.2%
Michael S. Ostrach(6)	209,463	*
Robert L. Coffman, Ph.D.(7)	194,090	*
Robert Janssen, M.D.(8)	127,713	*
David F. Novack(9)	131,632	*
Arnold L. Oronsky, Ph.D.(10)	74,956	*
Laura Brege(11)	19,175	*
Francis R. Cano, Ph.D.(12)	38,750	*
Dennis A. Carson, M.D.(13)	34,062	*
Daniel L. Kisner, M.D.(14)	37,450	*
Peggy V. Phillips(15)	51,252	*
Stanley A. Plotkin, M.D.(16)	27,250	*
Natale Ricciardi(17)	20,250	*
All executive officers and directors as a group (13 persons)(18)	1,629,114	2.9%

*	Less than one percent.

(1)	The address of each of the NEOs and directors is c/o Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

(2)

To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Shares of our common stock subject to options currently exercisable or that will become exercisable within 60 days after June 15, 2017, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Applicable percentages are based on 54,747,656 shares of our common stock outstanding as of June 15, 2017, adjusted as required by the rules of the SEC.

(4)

This information is based solely on a Schedule 13G/A filed by Federated Investors, Inc., on February 14, 2017, with the SEC. Federated Investors, Inc. (the “Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of common stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of the Parent. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Parent and the Trust each have sole voting power over all 3,619,173 shares of common stock. The Trustees have joined in filing the Schedule 13G because of the collective voting control that they exercise over the Parent. In accordance with Rule 13d-4 under the Securities Act of 1934, as amended, the Parent, the Trust, and each of the Trustees declare that this statement should not be construed as an admission that they are the beneficial owners, and the Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership. The address of the principal business and office of Federated Investors, Inc. and its affiliates is Federated Investors Towers, Pittsburgh, PA 15222-3779. The Schedule 13G/A provides information only as of December 31, 2016, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2016 and June 15, 2017.

(5)	Consists of 35,573 shares of common stock owned directly by Mr. Gray and options to purchase 627,498 shares of common stock exercisable within 60 days of June 15, 2017.

(6)	Consists of 14,646 shares of common stock owned directly by Mr. Ostrach and options to purchase 194,817 shares of common stock exercisable within 60 days of June 15, 2017.

(7)	Consists of 6,308 shares of common stock owned directly by Dr. Coffman and options to purchase 187,782 shares of common stock exercisable within 60 days of June 15, 2017.

(8)

Consists of 24,548 shares of common stock owned directly by Dr. Janssen, 948 of which were purchased through the employee stock purchase plan and options to purchase 103,165 shares of common stock exercisable within 60 days of June 15, 2017.

(9)

Consists of 14,174 shares of common stock owned directly by Mr. Novack, 1,671 of which were purchased through the employee stock purchase plan and options to purchase 117,458 shares of common stock exercisable within 60 days of June 15, 2017.

(10)	Consists of 37,506 shares of common stock owned directly by Dr. Oronsky and options to purchase 37,450 shares of common stock exercisable within 60 days of June 15, 2017.

(11)	Consists of options to purchase 19,175 shares of common stock exercisable within 60 days of June 15, 2017.

(12)	Consists of 6,200 shares of common stock owned directly by Dr. Cano and options to purchase 32,550 shares of common stock exercisable within 60 days of June 15, 2017.

(13)	Consists of 6,812 shares of common stock owned directly by Dr. Carson and options to purchase 27,250 shares of common stock exercisable within 60 days of June 15, 2017.

(14)	Consists of 1,500 shares of common stock owned directly by Dr. Kisner and options to purchase 35,950 shares of common stock exercisable within 60 days of June 15, 2017.

(15)	Consists of 13,802 shares of common stock owned directly by Ms. Phillips and options to purchase 37,450 shares of common stock exercisable within 60 days of June 15, 2017.

(16)	Consists of 1,000 shares of common stock owned directly by Dr. Plotkin and options to purchase 26,250 shares of common stock exercisable within 60 days of June 15, 2017.

(17)	Consists of options to purchase 20,250 shares of common stock exercisable within 60 days of June 15, 2017.

(18)

Total number of shares includes 162,069 shares of common stock in aggregate held as of June 15, 2017, by our executive officers and directors and entities affiliated with such executive officers and directors and options to purchase 1,467,045 shares of common stock exercisable within 60 days of June 15, 2017.

Additional Information About Us

Dynavax electronically files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding Dynavax and other issuers that file electronically with the SEC at www.sec.gov. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that Dynavax files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Dynavax stockholders will be “householding” our proxy materials. A single set of Special Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Special Meeting materials, please notify your broker and we will promptly deliver to you a separate set of our Special Meeting materials. Direct your written request to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2929 Seventh Street, Suite 100, Berkeley, California 94710, (510) 848-5100. Stockholders who currently receive multiple copies of the Special Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Steven N. Gersten
Steven N. Gersten Secretary

July 10, 2017

Annex A

CERTIFICATE OF AMENDMENT OF THE

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DYNAVAX TECHNOLOGIES CORPORATION

DYNAVAX TECHNOLOGIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is DYNAVAX TECHNOLOGIES CORPORATION

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 6, 2000.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend its Sixth Amended and Restated Certificate of Incorporation as follows:

1. Article IV shall be amended and restated to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The Corporation shall be authorized to issue 139,000,000 shares of Common Stock at $0.001 par value, and 5,000,000 shares of Preferred Stock at $0.001 par value. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series of Preferred Stock will be determined or altered by the Board of Directors. The Board of Directors shall have the authority to fix or alter the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.”

FOURTH: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at the Special Meeting of Stockholders held on July 31, 2017 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this [            ] day of [                    ], 2017.

DYNAVAX TECHNOLOGIES CORPORATION

By:
Eddie Gray, Chief Executive Officer

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1 and 2.		For	Against	Abstain

1.   To approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 69,500,000 to 139,000,000.

		☐	☐	☐
2. To authorize an adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Proposal 1.		☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

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DYNAVAX TECHNOLOGIES CORPORATION FOR THE 2017 SPECIAL MEETING OF STOCKHOLDERS July 31, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DYNAVAX TECHNOLOGIES CORPORATION

The undersigned stockholder of DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated July 10, 2017, and hereby appoints Eddie Gray and Michael Ostrach, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2017 Special Meeting of Stockholders of the Company to be held on July 31, 2017 at 9:00 a.m., Pacific Time, at the Company’s offices at 2929 Seventh Street, Suite 100, Berkeley, California, and at any continuation, postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set on the reverse side.

THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF THE COMPANY’S PROPOSALS AS LISTED ON THE REVERSE SIDE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side